Exhibit 99.1

NEWS RELEASE

FOR:	TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NMS: TRMP)

CONTACT:	Dale Black, EVP, Chief Financial Officer, (609) 449-5556 or John Burke, EVP, Treasurer, (212) 891-1500

FOR RELEASE:	May 8, 2006

TRUMP ENTERTAINMENT RESORTS

TO PRESENT AT THE JEFFERIES GAMING,

LODGING, MEDIA & ENTERTAIMENT CONFERENCE

ATLANTIC CITY, NJ – Trump Entertainment Resorts, Inc. (the “Company”) (NASDAQ NMS: TRMP) announced today that its Chief Executive Officer and President, James B. Perry, and Chief Financial Officer, Dale R. Black, will participate in a webcast in conjunction with the Company’s presentation at the Jefferies Gaming, Lodging, Media & Entertainment Conference to be held in Las Vegas on Wednesday, May 10, 2006 at 8:50 a.m. PT (11:50 a.m. ET).

The webcast will be accessible at http://www.wsw.com/webcast/jeff8/trmp and will be archived for 90 days. The related presentation will be accessible at www.trumpcasinos.com.

About Our Company:

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company’s properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company’s Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

###